Exhibit 10.2

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement, dated as of September 11, 2014 ("Amendment"), between Alcimede LLC, a Delaware limited liability company (the "Company"), and Medytox Solutions, Inc., a Nevada corporation (the "Client").

WHEREAS, the Company and the Client are parties to that certain Consulting Agreement, dated as of October 1, 2012 (the "Agreement");

WHEREAS, pursuant to the Agreement, the Company has been providing consulting services to the Client including providing management (including officers or directors of the Client and any subsidiary or related companies if required) as may be required by the Client;

WHEREAS, in connection therewith Seamus Lagan has been elected as Chief Executive Officer of the Client and, as a result, the Company's services to the Client under the Agreement have correspondingly increased in scope; and

WHEREAS, the Company and the Client desire to amend the Agreement to reflect such increased scope of services.

NOW, THEREFORE, the Company and the Client agree as follows:

1.                  Section 3(a) of the Agreement is amended to read in its entirety as follows:

(a)                Retainer for Consulting Services. A non-refundable retainer for consulting services (the "Retainer") of thirty-one thousand two hundred fifty dollars ($31,250) per month will be paid as follows:

                                                                    i.                        Fifteen thousand six hundred twenty-five dollars ($15,625) will be paid on or before the 15th day of each month; and

                                                                  ii.                        Fifteen thousand six hundred twenty-five dollars ($15,625) will be paid on or before the last working day of each month.

2.                  On and after the date hereof, each reference in the Agreement to this "Agreement," "hereunder," "hereof," or words of like import referring to the Agreement shall in each case mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement is and shall continue to be in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment effective as of the date first above written.

MEDYTOX SOLUTIONS, INC.

By: /s/ Jace Simmons
Jace Simmons (CFO)

ALCIMEDE LLC

By: /s/ Seamus Lagan

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